Exhibit 1.01

Conflict Minerals Report

OF ROCKWELL AUTOMATION, INC.

IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

This is the Conflict Minerals Report of Rockwell Automation, Inc. (the Company or Rockwell Automation) for calendar year 2017 in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Conflict Minerals Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

I.	Introduction

Rockwell Automation is a leading global provider of industrial automation power, control and information solutions. The Company has two operating segments: Architecture & Software and Control Products & Solutions. The Architecture & Software segment contains all of the hardware, software and communication components of our integrated control and information architecture. The Control Products & Solutions segment portfolio includes electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, push buttons, signaling devices, termination and protection devices, relays, timers and condition sensors.

For calendar year 2017, Rockwell Automation considers all products sold to be in-scope and include:

•	Controllers, electronic operator interface devices, electronic input/output devices, communication and networking products industrial computers and Logix controllers.

•	Rotary and linear motion control products, sensors and machine safety components.

•	Low and medium voltage electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, push buttons, signaling devices, termination and protection devices, relays, timers and condition sensors.

•	Packaged solutions such as configured drives and motor control centers and automation and information solutions for manufacturing applications.

Rockwell Automation’s supply chain is complex and there are multiple tiers between the Company and the mine. Rockwell Automation relies on its suppliers to provide information on the origin of the tin, tantalum, tungsten and gold (3TG) necessary to the functionality or production of components that are included in Rockwell Automation products. Many Rockwell Automation products contain at least one of the 3TG minerals.

Rockwell Automation’s due diligence processes have been designed in conformance with the due diligence related steps of the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), and related Supplements for gold, tantalum, tin and tungsten (OECD Framework).

II.	Reasonable Country of Origin Inquiry

OECD Step 1 — Establish strong company management systems

The Company incorporated leading practices from multi-industry initiatives such as MAPI (Manufacturers Alliance for Productivity and Innovation), EICC (Electronic Industry Citizen Coalition) and GeSI (Global e-Sustainability Initiative) and RMI (Responsible Minerals Initiative) as a part of the development and execution of Rockwell Automation’s conflict minerals compliance program.

Company Policies — Rockwell Automation communicated conflict minerals expectations to suppliers and the public via a Conflict Minerals Supply Chain Statement and a Supplier Code of Conduct, which encourage suppliers to source responsibly, and are available at the following internet website: https://www.rockwellautomation.com/global/about-us/overview.page?pagetitle=Global-Supply-Chain-and-Sourcing&docid=619b0006865a65219b764413903d04ca (File Name: Rockwell Automation Conflict Minerals Supply Chain Statement, Supplier Code of Conduct).

Internal Management Team — Rockwell Automation utilized an executive steering committee and relevant staff functions and technical experts (e.g. Legal, Purchasing, Strategic Sourcing, Chemistry & Materials Engineering) to support the Company’s Conflict Minerals program managed by the Strategic Sourcing Compliance Team.

System of Controls and Transparency — Rockwell Automation adopted a conflict minerals transparency contract with the expectation that suppliers provide information regarding the origin of their 3TG in purchase orders and new contracts. The transparency contract language is inserted into existing contracts as they are renewed.

Conflict Minerals documentation was retained based on existing Rockwell Automation process for record retention requiring a 10 year retention period for regulatory filings.

Rockwell Automation used a data management tool to maintain conflict minerals information provided by suppliers.

Supplier Engagement — Rockwell Automation educated its applicable suppliers by providing general conflict minerals information, Responsible Minerals Initiative information, and links to additional resources to highlight requirements, resources available and the importance of conflict minerals investigations during the annual request for information (RFI).

Grievance Mechanism — Anyone can report violations of Rockwell Automation’s policies at http://www.rockwellautomation.com/rockwellautomation/about-us/sustainability-ethics/ombudsman.page

A secure and confidential service is provided by a third party at https://secure.ethicspoint.com/domain/media/en/gui/43130/index.html

RCOI list creation and data collection — (not an OECD step)

Due to the complexity and size of its supply chain, Rockwell Automation developed a risk-based approach that focused on direct suppliers that it believed were likely to provide Rockwell Automation with components and/or raw materials containing tin, tantalum, tungsten and gold (3TG).

The smelters and refiners are consolidation points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Rockwell Automation engages its suppliers and encourages them to inform their suppliers and/or smelters and refiners of 3TG supply chain transparency requirements.

Rockwell Automation provided updated training materials on its conflict minerals policies to internal Rockwell Automation employees (e.g. supplier quality, corporate purchasing, strategic sourcing, and compliance personnel).

Rockwell Automation did the following to identify sources of 3TG in its products:

•	Conducted a supply-chain survey with all direct suppliers that it believed were likely to provide components and raw materials containing 3TG.

•	These suppliers were identified based on their alignment with commodities of parts they supply, their supplier status and annual spend.

•	Inquiries requested the use of the template managed by the Responsible Minerals Initiative, known as the Conflict Minerals Reporting Template (the CMRT), to identify smelters and refiners in their supply chain.

•	Customized RFI communications were sent to suppliers who did not provide a requested CRMT in the previous year to get a better response rate.

•	Used an internal data collection team who made initial supplier requests, forwarded responses and/or questions to the Strategic Sourcing Compliance Team and tracked supplier responses.

•	Used an escalation process to drive supplier responses when required.

•	If suppliers did not respond in a designated time frame, the contact with suppliers was escalated to the related Buyers, Sourcing Managers, and ultimately, it was escalated to Sourcing Directors until resolved.

•	Reviewed supplier responses for reasonableness and completeness, and, where appropriate, further inquired of these suppliers to explain their reason for certain answers.

Rockwell Automation received responses back from 100% of these suppliers in 2017 (100% in 2016). Of those responding, 72% indicated they had 100% of their information (67% in 2016).

OECD Step 2 — Identify and assess risk in the supply chain

Rockwell Automation evaluated and assigned the supplier risk based on responses, their completeness and reasonableness evaluation, and their smelter list. Rockwell Automation used the Responsible Minerals Initiative information and general public information to determine a smelter or refiner’s country of origin.

Rockwell Automation executives were kept informed of potential risks through the Product Compliance Council meetings sponsored by the Chief Technology Officer.

III. Due Diligence Design and Performance

Due Diligence Design

Rockwell Automation’s due diligence processes were designed in conformance with the due diligence related steps of the OECD 2013 and OECD Framework.

Due Diligence Measures Performed

OECD Step 3 — Design and implement a strategy to respond to identified risks

Rockwell Automation defines identified risk as the potential for a smelter to source from mines that support armed forces in the DRC region. It is not our intent to refrain from sourcing 3TG from the DRC region.

Rockwell Automation identified risk in the supply chain by supporting the audit strategy of 3TG smelters and refiners conducted by third parties through its participation in, and payment of membership dues to, the Responsible Minerals Initiative. Rockwell Automation became a member of the Responsible Minerals Initiative in 2014. (RMI Member identification: RKWL)

New suppliers to Rockwell Automation were subjected to a New Supplier Audit process to understand their conflict minerals engagement. New and existing suppliers were evaluated based on their smelter and refiner information obtained from CMRT declarations and assigned a risk. Rockwell Automation used the Responsible Minerals Initiative information and general public information to determine a smelter or refiner’s conflict minerals status.

Rockwell Automation executives were kept informed of risk management actions through the Product Compliance Council meetings sponsored by the Chief Technology Officer.

There was no instance where it was necessary to implement risk mitigation or any corrective actions to suppliers in 2017 based on the suppliers’ assigned risk. Rockwell Automation’s risk mitigation process includes the following steps if smelters or refiners were identified as supporting armed forces activity.

•	Identify the Rockwell components and product affected by this supplier.

•	Identify specific components Rockwell Automation purchased from that supplier’s conflict source to determine whether corrective action is necessary.

•	Establish specific correction actions for each supplier and track actions.

•	If corrective action would be required and the supplier refuses to take actions to change that relationship (through either changing their suppliers or driving their suppliers to source only from conflict free sources) the supplier would be the subject of additional risk mitigation, which could result in suspended trade or disengagement from Rockwell Automation.

OECD Step 4 — Carry out an independent third-party audit of the supply chain due diligence.

Rockwell Automation, as a member of the Responsible Minerals Initiative, supported the audit of smelters and refiners and RMI’s efforts to identify the country of origin of the smelter and refiner 3TG, as described in RMI website http://www.conflictfreesourcing.org/. Rockwell Automation encouraged its suppliers to become members of RMI during our annual request for information.

Rockwell Automation provides the RMI with any unidentified smelter / refiner information received from suppliers for RMI analysis.

OECD Step 5 — Report on supply chain due diligence

Rockwell Automation files its Conflict Minerals Report Form SD annually with the SEC. Rockwell Automation also publishes its Conflict Minerals Report on its website annually at https://www.rockwellautomation.com/global/about-us/overview.page?pagetitle=Global-Supply-Chain-and-Sourcing&docid=619b0006865a65219b764413903d04ca (Rockwell Automation Conflict Mineral SD Form 2017)

IV.	Smelter and Refiner Disclosures

Facilities and Country of Origin of 3TG

Schedule 1 lists the smelters and refiners on the Rockwell Automation CMRT. Rockwell Automation’s CMRT smelter list contains smelters and refiners that have and have not been evaluated by the Responsible Minerals Initiative. Any smelters and refiners on the Rockwell Automation CMRT identified as sourcing from the DRC region were found to be conformant with the RMI assessment protocol. The data collection was completed as of April 30, 2018. The Rockwell Automation CMRT list was updated to reflect the facilities confirmed in the RMI CMRT Smelter Reference List. Rockwell Automation cannot verify that all the smelters identified contributed to parts that ended up in Rockwell Automation products based on the information provided by suppliers.

Schedule 2 lists the country of origin (CoO) of the 3TG processed by smelters verified by the Responsible Minerals Initiative and identified by the Rockwell Automation supply chain. All smelters and refiners who source from the DRC region that have been audited by the Responsible Minerals Initiative are conformant with the Responsible Minerals Initiative assessment protocol. The data collection was completed as of April 30, 2018. Rockwell Automation cannot verify that any of the 3TG processed by smelters in any of the countries identified in Schedule 2 contributed to parts that ended up in Rockwell Automation products based on the information provided by suppliers.

V.	Future Measures

Rockwell Automation will undertake the following steps during the next compliance period:

•	Continue to support the Responsible Minerals Initiative and smelter audits through our membership and participation in subcommittees.

•	Continue to share unidentified smelter lists with Responsible Minerals Initiative to assist in identifying legitimate smelters and refiners.

•	Continue to direct suppliers to the Responsible Minerals Initiative organization for information, and encourage them to support the Responsible Minerals Initiative efforts through membership.

Schedule 1

Schedule 1 contains Responsible Minerals Initiative smelters and refiners identified by Rockwell Automation Supply Chain. Smelters and refiners with an asterisk (*) are conformant with the Responsible Minerals Initiative assessment protocol as of April 27th, 2018. All other smelters are either working with the RMI to meet the RMI assessment protocol or have either never been audited or have not renewed their audit.

Smelter ID	Metal	Smelter Names		Smelter Country
CID000015	Gold	Advanced Chemical Company	*	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	*	JAPAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	*	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	*	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	*	BRAZIL

CID000077	Gold	Argor-Heraeus S.A.	*	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	*	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	*	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.		TURKEY
CID000113	Gold	Aurubis AG	*	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	*	PHILIPPINES
CID000157	Gold	Boliden AB	*	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	*	GERMANY
CID000180	Gold	Caridad		MEXICO
CID000185	Gold	CCR Refinery — Glencore Canada Corporation	*	CANADA
CID000189	Gold	Cendres + Metaux S.A.	*	SWITZERLAND
CID000197	Gold	Yunnan Copper Industry Co., Ltd.		CHINA
CID000233	Gold	Chimet S.p.A.	*	ITALY
CID000264	Gold	Chugai Mining		JAPAN
CID000328	Gold	Daejin Indus Co., Ltd.	*	KOREA, REPUBLIC OF
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.		CHINA
CID000359	Gold	DSC (Do Sung Corporation)	*	KOREA, REPUBLIC OF
CID000362	Gold	DODUCO Contacts and Refining GmbH	*	GERMANY
CID000401	Gold	Dowa	*	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd.	*	JAPAN
CID000493	Gold	OJSC Novosibirsk Refinery	*	RUSSIAN FEDERATION
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.		CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.		CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.		CHINA
CID000689	Gold	HeeSung Metal Ltd.	*	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	*	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	*	CHINA
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	*	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.		CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.		KOREA, REPUBLIC OF
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	*	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	*	JAPAN
CID000814	Gold	Istanbul Gold Refinery	*	TURKEY
CID000823	Gold	Japan Mint	*	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	*	CHINA
CID000920	Gold	Asahi Refining USA Inc.	*	UNITED STATES OF AMERICA
CID000924	Gold	Asahi Refining Canada Ltd.	*	CANADA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	*	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	*	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	*	JAPAN
CID000956	Gold	Kazakhmys Smelting LLC		KAZAKHSTAN

CID000957	Gold	Kazzinc	*	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	*	UNITED STATES OF AMERICA
CID000981	Gold	Kojima Chemicals Co., Ltd.	*	JAPAN
CID001029	Gold	Kyrgyzaltyn JSC	*	KYRGYZSTAN
CID001032	Gold	L’azurde Company For Jewelry		SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.		CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.		CHINA
CID001078	Gold	LS-NIKKO Copper Inc.	*	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.		CHINA
CID001113	Gold	Materion	*	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	*	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	*	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	*	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	*	SINGAPORE
CID001153	Gold	Metalor Technologies S.A.	*	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	*	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	*	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	*	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	*	JAPAN
CID001204	Gold	Moscow Special Alloys Processing Plant	*	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	*	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat		UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	*	JAPAN
CID001322	Gold	Elemetal Refining, LLC		UNITED STATES OF AMERICA
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	*	JAPAN
CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	*	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	*	SWITZERLAND
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.		CHINA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	*	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	*	INDONESIA
CID001498	Gold	PX Precinox S.A.	*	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	*	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	*	CANADA
CID001546	Gold	Sabin Metal Corp.		UNITED STATES OF AMERICA
CID001555	Gold	Samduck Precious Metals	*	KOREA, REPUBLIC OF
CID001562	Gold	Samwon Metals Corp.		KOREA, REPUBLIC OF
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	*	SPAIN
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.		CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	*	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	*	CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	*	RUSSIAN FEDERATION

CID001761	Gold	Solar Applied Materials Technology Corp.	*	TAIWAN, PROVINCE OF CHINA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	*	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	*	JAPAN
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM		CHINA
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	*	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	*	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.		CHINA
CID001955	Gold	Torecom	*	KOREA, REPUBLIC OF
CID001977	Gold	Umicore Brasil Ltda.	*	BRAZIL
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	*	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	*	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	*	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	*	AUSTRALIA
CID002100	Gold	Yamakin Co., Ltd.	*	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	*	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	*	CHINA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	*	CHINA
CID002282	Gold	Morris and Watson		NEW ZEALAND
CID002290	Gold	SAFINA A.S.		CZECH REPUBLIC
CID002312	Gold	Guangdong Jinding Gold Limited		CHINA
CID002314	Gold	Umicore Precious Metals Thailand	*	THAILAND
CID002459	Gold	Geib Refining Corporation	*	UNITED STATES OF AMERICA
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	*	INDIA
CID002510	Gold	Republic Metals Corporation	*	UNITED STATES OF AMERICA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna		POLAND
CID002515	Gold	Fidelity Printers and Refiners Ltd.		ZIMBABWE
CID002516	Gold	Singway Technology Co., Ltd.	*	TAIWAN, PROVINCE OF CHINA
CID002560	Gold	Al Etihad Gold LLC	*	UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	*	UNITED ARAB EMIRATES
CID002563	Gold	Kaloti Precious Metals		UNITED ARAB EMIRATES
CID002567	Gold	Sudan Gold Refinery		SUDAN
CID002580	Gold	T.C.A S.p.A	*	ITALY
CID002582	Gold	Remondis Argentia B.V.		NETHERLANDS
CID002587	Gold	Tony Goetz NV		BELGIUM
CID002605	Gold	Korea Zinc Co., Ltd.	*	KOREA, REPUBLIC OF
CID002606	Gold	Marsam Metals	*	BRAZIL
CID002615	Gold	TOO Tau-Ken-Altyn		KAZAKHSTAN
CID002708	Gold	Abington Reldan Metals, LLC		UNITED STATES OF AMERICA
CID002761	Gold	SAAMP	*	FRANCE
CID002762	Gold	L’Orfebre S.A.		ANDORRA
CID002765	Gold	Italpreziosi	*	ITALY

CID002777	Gold	SAXONIA Edelmetalle GmbH	*	GERMANY
CID002778	Gold	WIELAND Edelmetalle GmbH	*	GERMANY
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	*	AUSTRIA
CID002850	Gold	AU Traders and Refiners	*	SOUTH AFRICA
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.		INDIA
CID002853	Gold	Sai Refinery		INDIA
CID002854	Gold	Universal Precious Metals Refining Zambia		ZAMBIA
CID002857	Gold	Modeltech Sdn Bhd		MALAYSIA
CID002863	Gold	Bangalore Refinery		INDIA
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO		RUSSIAN FEDERATION
CID002866	Gold	Morris and Watson Gold Coast		AUSTRALIA
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH		GERMANY
CID002872	Gold	Pease & Curren		UNITED STATES OF AMERICA
CID002918	Gold	SungEel HiMetal Co., Ltd.	*	KOREA, REPUBLIC OF
CID002919	Gold	Planta Recuperadora de Metales SpA	*	CHILE
CID002973	Gold	Safimet S.p.A	*	ITALY
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology		LITHUANIA
CID000092	Tantalum	Asaka Riken Co., Ltd.	*	JAPAN
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	*	CHINA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	*	CHINA
CID000410	Tantalum	Duoluoshan		CHINA
CID000456	Tantalum	Exotech Inc.	*	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	*	CHINA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	*	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	*	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	*	CHINA
CID001076	Tantalum	LSM Brasil S.A.	*	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	*	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	*	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	*	JAPAN
CID001200	Tantalum	NPM Silmet AS	*	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	*	CHINA
CID001508	Tantalum	QuantumClean	*	UNITED STATES OF AMERICA
CID001522	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	*	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	*	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	*	JAPAN
CID001891	Tantalum	Telex Metals	*	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	*	KAZAKHSTAN
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	*	CHINA
CID002504	Tantalum	D Block Metals, LLC	*	UNITED STATES OF AMERICA

CID002505	Tantalum	FIR Metals & Resource Ltd.	*	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	*	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	*	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	*	CHINA
CID002539	Tantalum	KEMET Blue Metals	*	MEXICO
CID002544	Tantalum	H.C. Starck Co., Ltd.	*	THAILAND
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	*	GERMANY
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	*	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	*	UNITED STATES OF AMERICA
CID002549	Tantalum	H.C. Starck Ltd.	*	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	*	GERMANY
CID002557	Tantalum	Global Advanced Metals Boyertown	*	UNITED STATES OF AMERICA
CID002558	Tantalum	Global Advanced Metals Aizu	*	JAPAN
CID002568	Tantalum	KEMET Blue Powder	*	UNITED STATES OF AMERICA
CID002707	Tantalum	Resind Industria e Comercio Ltda.	*	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	*	CHINA
CID002847	Tantalum	Power Resources Ltd.	*	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.	*	CHINA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	*	CHINA
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	*	CHINA
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.		CHINA
CID000292	Tin	Alpha	*	UNITED STATES OF AMERICA
CID000306	Tin	CV Gita Pesona	*	INDONESIA
CID000309	Tin	PT Aries Kencana Sejahtera	*	INDONESIA
CID000313	Tin	PT Premium Tin Indonesia	*	INDONESIA
CID000315	Tin	CV United Smelting	*	INDONESIA
CID000402	Tin	Dowa	*	JAPAN
CID000438	Tin	EM Vinto	*	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.		BRAZIL
CID000468	Tin	Fenix Metals	*	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	*	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.		CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	*	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	*	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	*	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	*	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	*	UNITED STATES OF AMERICA
CID001173	Tin	Mineracao Taboca S.A.	*	BRAZIL
CID001182	Tin	Minsur	*	PERU
CID001191	Tin	Mitsubishi Materials Corporation	*	JAPAN
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	*	CHINA

CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	*	THAILAND
CID001337	Tin	Operaciones Metalurgical S.A.	*	BOLIVIA (PLURINATIONAL STATE OF)
CID001399	Tin	PT Artha Cipta Langgeng	*	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	*	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	*	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	*	INDONESIA
CID001428	Tin	PT Bukit Timah	*	INDONESIA
CID001434	Tin	PT DS Jaya Abadi	*	INDONESIA
CID001438	Tin	PT Eunindo Usaha Mandiri	*	INDONESIA
CID001448	Tin	PT Karimun Mining	*	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	*	INDONESIA
CID001457	Tin	PT Panca Mega Persada	*	INDONESIA
CID001458	Tin	PT Prima Timah Utama	*	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	*	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	*	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	*	INDONESIA
CID001471	Tin	PT Sumber Jaya Indah	*	INDONESIA
CID001477	Tin	PT Timah (Persero) Tbk Kundur	*	INDONESIA
CID001482	Tin	PT Timah (Persero) Tbk Mentok	*	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	*	INDONESIA
CID001493	Tin	PT Tommy Utama	*	INDONESIA
CID001539	Tin	Rui Da Hung	*	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	*	BRAZIL
CID001898	Tin	Thaisarco	*	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	*	CHINA
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	*	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	*	CHINA
CID002180	Tin	Yunnan Tin Company Limited	*	CHINA
CID002455	Tin	CV Venus Inti Perkasa	*	INDONESIA
CID002468	Tin	Magnu’s Minerais Metais e Ligas Ltda.	*	BRAZIL
CID002500	Tin	Melt Metais e Ligas S.A.	*	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	*	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	*	PHILIPPINES
CID002530	Tin	PT Inti Stania Prima	*	INDONESIA
CID002570	Tin	CV Ayi Jaya	*	INDONESIA
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company		VIET NAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company		VIET NAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company		VIET NAM
CID002592	Tin	CV Dua Sekawan	*	INDONESIA
CID002593	Tin	CV Tiga Sekawan	*	INDONESIA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company		VIET NAM

CID002706	Tin	Resind Industria e Comercio Ltda.	*	BRAZIL
CID002756	Tin	Super Ligas		BRAZIL
CID002773	Tin	Metallo Belgium N.V.	*	BELGIUM
CID002774	Tin	Metallo Spain S.L.U.	*	SPAIN
CID002776	Tin	PT Bangka Prima Tin	*	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	*	INDONESIA
CID002829	Tin	PT Kijang Jaya Mandiri	*	INDONESIA
CID002835	Tin	PT Menara Cipta Mulia	*	INDONESIA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	*	CHINA
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	*	CHINA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	*	CHINA
CID002858	Tin	Modeltech Sdn Bhd		MALAYSIA
CID002859	Tin	Gejiu Jinye Mineral Company	*	CHINA
CID002870	Tin	PT Lautan Harmonis Sejahtera	*	INDONESIA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	*	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	*	CHINA
CID003205	Tin	PT Bangka Serumpun	*	INDONESIA
CID003208	Tin	Pongpipat Company Limited		MYANMAR
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	*	JAPAN
CID000105	Tungsten	Kennametal Huntsville	*	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	*	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	*	CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	*	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	*	UNITED STATES OF AMERICA
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	*	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	*	CHINA
CID000825	Tungsten	Japan New Metals Co., Ltd.	*	JAPAN
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	*	CHINA
CID000966	Tungsten	Kennametal Fallon	*	UNITED STATES OF AMERICA
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	*	VIET NAM
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	*	VIET NAM
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	*	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	*	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	*	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.		CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	*	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	*	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	*	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	*	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	*	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	*	CHINA

CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	*	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	*	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	*	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	*	CHINA
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	*	CHINA
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.		CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	*	GERMANY
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	*	GERMANY
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	*	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	*	CHINA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	*	CHINA
CID002589	Tungsten	Niagara Refining LLC	*	UNITED STATES OF AMERICA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.		CHINA
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.		CHINA
CID002649	Tungsten	Hydrometallurg, JSC	*	RUSSIAN FEDERATION
CID002724	Tungsten	Unecha Refractory metals plant	*	RUSSIAN FEDERATION
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	*	CHINA
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	*	PHILIPPINES
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	*	CHINA
CID002833	Tungsten	ACL Metais Eireli	*	BRAZIL
CID002843	Tungsten	Woltech Korea Co., Ltd.	*	KOREA, REPUBLIC OF
CID002845	Tungsten	Moliren Ltd.	*	RUSSIAN FEDERATION
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.		CHINA

Schedule 2

This Schedule 2 contains a list of Countries of Origin believed to be associated with the Responsible Minerals Sourcing Initiative smelters listed in Schedule 1.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Vietnam, and Zimbabwe.